Exhibit 10.1

 LICENSOR:
EVALUATION LICENSE AGREEMENT

Micrologic Design Automation, Inc. (“Licensor”)
5670 Wilshire Blvd #1868
Los Angeles, CA 90036

LICENSEE:

Forex International Trading Corp (“Licensee”)
400 Continental Blvd. Suite 600,
El Segundo, California 90245

Effective Date: Sep 1, 2013
Evaluation Expiration: Nov 1, 2013
Licensed Technology:  nanoDRC, nanoRV and nanoLVS

1.	LICENSE GRANT:

Licensor grants to Licensee a non-exclusive, royalty-free, temporary license to use certain technology and related materials (hereinafter referred to as "Licensed Technology") for any purpose related to evaluating the Licensed Technology internally.  Upon expiration of this agreement, Licensor shall return all copies of the Licensed Technology, to Licensee, or certify their destruction. All costs associated with said evaluating the Licensed Technology will be paid solely by Licensee.

2.	CONFIDENTIALITY:

During the course of this Agreement, either party may have or may be provided access to the other’s proprietary items or confidential information (“Confidential Information”).   Licensed Technology and any reports provided by Licensee   to Licensor   shall be considered   Confidential   Information.     Each  party  agrees  to  maintain   the confidentiality   of  the  other’s  Confidential   Information   in  accordance   with  this  provision  and  the separate Mutual Non-disclosure Agreement between the parties.  At a minimum, neither party shall disclose the other’s Confidential Information to any third party without the prior written approval of the other party. Neither party shall be liable for the disclosure of Confidential Information which is:

(a) is or has become in the public domain other than by a breach of this Agreement on the part of the receiving party; or

(b) is rightfully received from a third party without any obligation of confidentiality;  or

(c) is in the possession of the receiving party at the time of receipt of such information from the disclosing party;or

(d) is independently developed by employees or contractors of the receiving party;  or

(e) is generally made available to third parties by the disclosing party without restriction on disclosure.

Licensor rights are secured via series of patents. To secure said confidentiality and as the temporary license being granted without a fee to Licensor, Licensee will deposit in escrow AS A SECURIRTY, with its council a commitment to issue to Licensor 300,000,000 common shares of Licensee’s common shares to be issued and outstanding if and when Licensee breach said confidentiality agreement.

3.	NO OBLIGATION:

Notwithstanding   the   terms   in   Licensee’s   purchase   order   or   any   Licensor   documentation,   under   no circumstances  will  this  Agreement  obligate  Licensee  in  any  way  to  buy,  lease,  or  otherwise  acquire  any ownership interest in, or pay for a license to use, the Licensed Technology. Neither Licensee nor Licensor shall be  obligated  to  provide  any  compensation  to  the  other  based  on  this  Agreement.    Additionally, Licensor assumes no obligation to provide products or information to Licensee for evaluation.  Licensor shall have no obligation to provide support for the Licensed Technology, or to develop a final version thereof or license any version thereof.

4.	OWNERSHIP OF LICENSED TECHNOLOGY:

Title to the Licensed Technology, and any derivative works developed by Micrologic Design Automation Inc. under this Agreement shall remain with Licensor.

5.	NO IMPLIED LICENSE:

Except  as otherwise  expressly  stated  in this  Agreement,  nothing  herein  shall  be construed to grant either party any license, by implication, estoppels, or otherwise, to any Intellectual property of the other, including trademarks, copyrights, patents, or trade secrets.

6.	TERM; /GOVERNING LAW:

This  agreement  shall  be  valid  and  in  force  from  the  effective  date  to  evaluation expiration date and shall be construed and interpreted in accordance with the laws of California, USA

7.	LIMITATION OF LIABILITY:

NEITHER PARTY OR ANY OF ITS PARENTS, SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS, AGENTS, LICENSORS, SUPPLIERS, OR OTHER REPRESENTATIVES (“REPRESENTATIVES”) WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY OR ITS REPRESENTATIVES IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING LIMITATION OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SHALL APPLY REGARDLESS OF THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDIES AVAILABLE TO EITHER PARTY.  IN NO EVENT WILL EITHER PARTY’S TOTAL, CUMULATIVE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED $5,000.00.

8.	REFERRAL

The parties acknowledge that Mr. Mathew Brickus referred Licensor with Licensee. As such, if and when upon Licensee finalize its valuation with ANY KIND OF TRANSACTION where ANY CONSIDERATION will be exchanged between the parties a cash referral fee of 10% will be paid to the referral party.

9.	ENTIRE AGREEMENT:

This agreement constitutes the entire agreement between the parties and supersedes (a) all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof, and (b) any other agreement associated with accessing the Licensed Technology (e.g., a click-through agreement presented in connection with the installation of software).  No modification or amendment of this agreement shall be effective unless in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers as of the day and year first above written.

LICENSOR:	LICENSEE:
Micrologic Design Automation, Inc.	Forex International Trading, Corp.

/s/Danny Rittman	/s/Erik Klinger
Dr. Danny Rittman, CTO	Erik Klinger, CEO
Printed Name, Title	Printed Name, Title

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